EXHIBIT 10.1

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT, dated as of August 14, 2012 (this “Amendment”), is between DIGITAL DOMAIN MEDIA GROUP, INC., a Florida corporation (the “Company”), and the investor listed on the signature page hereto (the “Investor”).

W I T N E S S E T H

WHEREAS, the parties hereto and certain other investors (collectively with the Investor, the “Buyers”) have heretofore entered into a Securities Purchase Agreement dated as of June 7, 2012 with the Company (the “Purchase Agreement”); and

WHEREAS, the Company and the Investor wish to amend the Purchase Agreement to amend certain sections of the Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

1.                                       Definitions; References; Continuation of Purchase Agreement.  Unless otherwise specified herein, each capitalized term used herein that is defined in the Purchase Agreement shall have the meaning assigned to such term in the Purchase Agreement.  Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement”, the “Securities Purchase Agreement” and each other similar reference, contained in the Purchase Agreement and any other Transaction Document shall from and after the date hereof refer to the Purchase Agreement as amended hereby.  Except as amended hereby, all terms and provisions of the Purchase Agreement and all other Transaction Documents shall continue unmodified and remain in full force and effect.

2.                                       Amendments to Purchase Agreement Provisions.  Effective upon the execution and delivery of this Amendment and the execution and delivery of substantially identical amendments to the Purchase Agreement by Buyers representing the Required Holders (as defined in the Purchase Agreement, the following provisions of the Purchase Agreement shall be amended as follows:

(i)                                     Section 1(b)(i)(13) shall be amended and restated in its entirety as follows:

(13)                            “First Adjustment Date” means the date that is the sixth (6th) Trading Day immediately following the date that is the earliest of (1) the date that all Registrable Securities (as defined in the Registration Rights Agreement) and the Adjustment Shares have become registered pursuant to an effective Registration Statement that is available for the resale of all such Registrable Securities and Adjustment Shares; provided, however, if less than all Registrable Securities and Adjustment Shares have become registered for resale on the date that a Registration Statement is declared effective, each Buyer with respect to itself only, shall have the right solely with respect to this clause (1), to deem such condition satisfied, (2) the date that such Buyer can sell all of the Registrable Securities and the Adjustment Shares without restriction or limitation pursuant to Rule 144 and (3) the date that is six (6) months immediately following the Closing Date.

(ii)                                  Section 1(b)(i)(14) shall be amended and restated in its entirety as follows:

(14)                            “First Adjustment Price” means eighty-five percent (85%) of the lower of (i) the Weighted Average Price immediately preceding the First Adjustment Date and (ii) the arithmetic average of the two (2) lowest Weighted Average Prices of the Common Stock during the five (5) Trading Days immediately preceding the First Adjustment Date (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period).

(iii)                               Section 1(b)(i)(21) shall be amended and restated in its entirety as follows:

(21)                            “Pre-Delivery First Adjustment Date” means the fifth (5th) Trading Day immediately preceding the First Adjustment Date.

(iv)                              Section 1(b)(i)(22) shall be amended by deleting such definition.

(v)                                 The first sentence of Section 1(b)(ii) shall be amended and restated in its entirety as follows:

The Company shall, without any additional consideration, issue to each Buyer a number of shares of Common Stock on the Pre-Delivery First Adjustment Date equal to the maximum number of Adjustment Shares registered pursuant to an effective Registration Statement (such number, the “Pre-Delivery First Adjustment Share Amount”).

(vi)                              Clause (A) of the third sentence of Section 1(b)(ii) shall be amended and restated in its entirety as follows:

(A) the First Adjustment Date was triggered by clause (1) of such definition and the Registration Statement is not available for the resale of all Registrable Securities and Adjustment Shares thereunder at all times from the Pre-Delivery First Adjustment Date until the sixtieth (60th) day following the First Adjustment Date,

(vii)                           Section 1(b)(i) of the Securities Purchase Agreement is amended by adding thereto, in its proper alphabetical order, the following definition:

“Initial Shares” means the number of Common Shares purchased by such Buyer on the Closing Date (as adjusted for stock splits,

stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events).

3.                                       Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on August 15, 2012, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Amendment and the amendments entered into by the other Buyers in the form required by the 1934 Act and attaching a form of this Amendment (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of the Investor.

4.                                       Counterparts; Execution; Amendments.  This Amendment may be executed in counterparts and by fax or electronic signatures, all of which shall be one and the same agreement and shall have binding legal effect.  No waiver or amendment under or in respect of this Amendment shall be valid unless in writing signed by the party to be charged therewith.  The Company and the Investor acknowledge and agree that this Amendment is not being entered into in connection with, or in consideration for, any consent or amendment of the terms of any other securities of the Company held by the Investor.

5.                                       Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to any choice of law or conflict or law provision or rule that would cause the application of the laws of any other jurisdiction.

6.                                       Severability.  If any provision of this Amendment is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Amendment so long as this Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.                                       Fees.  The Company hereby agrees to reimburse the Holder upon its request for its legal fees and expenses in connection with the preparation, review and negotiation of this Agreement and transactions contemplated thereby and any prior unpaid and outstanding legal fees and expenses incurred by Schulte Roth & Zabel LLP to date with respect to the

Transaction Documents or any proposed amendments or waivers thereto, by promptly paying any such amount to Schulte Roth & Zabel LLP by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP.  Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, review, execution, delivery and performance of this Consent and Amendment.

8.                                       Headings.  The headings in this Amendment are for reference purposes only and will not in any way affect the meaning or interpretation of this Amendment.

9.                                       Prior Agreements.  This Amendment and the other agreements contemplated hereby constitute the entire agreement between the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements.  There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein and in the other agreements contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

DIGITAL DOMAIN MEDIA GROUP, INC.

By:
Name:
Title:

[INVESTOR]

By:
Name:
Title: